Exhibit 99.6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

LOCUST WALK ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 23, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend;
https://www.cstproxy.com/locustwalk/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

LOCUST WALK ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Chris Ehrlich and Daniel Geffken, or either of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock and Class B common stock of LOCUST WALK ACQUISITION CORP. held of record by the undersigned at the close of business on August 6, 2021 at the Special Meeting of Stockholders of LOCUST WALK ACQUISITION CORP. to be held on August 24, 2021, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5 AND PROPOSAL 6, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the 2021☒☐☐☐ Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/locustwalk/2021 PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6. Please mark your votes like this 1. Transaction Proposal – to approve FOR AGAINST ABSTAIN the transactions contemplated under the Agreement and Plan of Merger, dated as of May 26, 2021, by and among Locust Walk Acquisition Corp. (“LWAC”), Locust Walk Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LWAC (“Merger Sub”), and eFFECTOR Therapeutics, Inc., a Delaware corporation (“eFFECTOR”) (the “Business Combination”), pursuant to which Merger Sub will merge with and into eFFECTOR (the “Merger”) with eFFECTOR surviving the Merger as a wholly owned subsidiary of LWAC. 2. Amendment Proposal – to approve the FOR AGAINST ABSTAIN Amended and Restated Certificate of Incorporation of LWAC, to, among other things, change LWAC’s name to “eFFECTOR Therapeutics, Inc.,” amend certain provisions related to authorized capital stock, the required vote to amend the charter and bylaws, and director removal, and to divide the board of directors into three classes, with one class of directors being elected in each year and each class (except for those directors appointed to our first annual meeting of stockholders) serving a three-year term, in each case, to be effective upon the consummation of the Business Combination. 3. Incentive Plan Proposal – to approve the FOR AGAINST ABSTAIN eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan (the “Incentive Plan”) to be effective upon the consummation of the Business Combination. 4. ESPP Proposal – to approve the FOR AGAINST ABSTAIN eFFECTOR Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) to be effective upon the consummation of the Business Combination. 5. Nasdaq Proposal – to approve: (i) for pur- FOR AGAINST ABSTAIN poses of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding shares of LWAC’s common stock and the resulting change in control in connection with the Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of LWAC’s common stock in a private placement to certain accredited investors upon the consummation of the Business Combination. 6. Adjournment Proposal – to approve the FOR AGAINST ABSTAIN adjournment of the special meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event LWAC does not receive the requisite stockholder vote to approve the proposals 1-5. CONTROL NUMBER Signature                Signature, if held jointly Date, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.